Exhibit 24

MERGE HEALTHCARE INCORPORATED
POWER OF ATTORNEY
REGARDING CERTAIN FORM S-8 REGISTRATION STATEMENTS

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JUSTIN C. DEARBORN, JARED GREEN and JULIE ANN B. SCHUMITSCH, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, or other appropriate form, and all amendments thereto, including post-effective amendments, relating to 500,000 shares of common stock of Merge Healthcare Incorporated (the “Company”) issuable under the Company’s 2000 Employee Stock Purchase Plan, as amended, and to file the same, with any exhibits thereto, with all and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have signed their names hereto, effective as of the 20th day of June, 2014.

Signature	Title

/s/ Justin C. Dearborn	Chief Executive Officer and Director
Justin C. Dearborn	(principal executive officer)

/s/ Steven M. Oreskovich	Chief Financial Officer
Steven M. Oreskovich	(principal financial officer and principal accounting officer)

/s/ Dennis Brown	Director
Dennis Brown

/s/ William J. Devers Jr.	Director
William J. Devers Jr.

/s/ Nancy J. Koenig	Director
Nancy J. Koenig

/s/ Matthew M. Maloney	Director
Matthew M. Maloney

/s/ Richard A. Reck	Director
Richard A. Reck

/s/ Neele E. Stearns, Jr.	Director
Neele E. Stearns, Jr.